EXHIBIT 23.1


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 26, 1999 included in Horizon Offshore, Inc.'s 1998 Form 10-K and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP
    Arthur Andersen LLP

Houston, Texas
March 18, 1999